UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): August 14, 2008 (August 8, 2008)

SouthPeak Interactive Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51693	20-3303304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 Polo Parkway, Suite 200 Midlothian, Virginia 23113
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 378-5100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 8, 2008, Abhishek Jain, currently serving as a director of SouthPeak Interactive Corporation (the “Company”), notified the Company that he was resigning from the Company’s board of directors (the “Board”), effective immediately. There was no disagreement or dispute between Mr. Jain and the Company which led to his resignation.

On August 8, 2008, the Board appointed Louis M. Jannetty and David Buckel as directors. Messrs. Jannetty and Buckel will serve as members of the Company’s Compensation and Audit Committees. Mr. Buckel will serve as Chairman of the Company’s Audit Committee and Mr. Jannetty will serve as chairman of the Company’s Compensation Committee.

Item 5.05. Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 8, 2008, the Board adopted a Code of Conduct (the “Code”). The Code is attached hereto as Exhibit 14.1 and will be posted on the Company’s website at www.southpeakgames.com.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
14.1	Code of Conduct

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2008

SouthPeak Interactive Corporation
By:	/s/ Terry M. Phillips
Terry M. Phillips, Chairman

EXHIBIT INDEX

Exhibit Number	Description
14.1	Code of Conduct